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     CBAO
DIRECTEUR DES GRANDES ENTREPRISES
ID/ASC N 93/00






                             Dakar, le 13 juin 2000
                             FORTESA INTERNATIONAL SENEGAL







Messieurs,


Nous faisons suite a nos differents entretiens et          vous informons accord
que la Comite de Credit de la CBAO a MARQUE son            pour le pipe-lice
financement de votre proj et de cons TRUCTION d'une les    selon
conditions suivantes



   - montant          USD 1 million en contrevaleur ECFA
   - taux             8 7 + TON (17 7)
   - duree           12 mois sans differe
   -   garanties
       K Contregarantie de Africap LLC a hauteur de USD 500.000 K
       Nantissement du marche SENELEC
       K Nantissement des actifs FORTESA Senegal.

Nous vous souhaitons bonne reception de la presenLe et vous prions d~agreer, Messieurs, l'expression de nos sentiments distingues.
ARISTIDES C. ALCANTARA S C.
MOUSSA DIOP










                   COMPAGNIE BANCAIRE DE L'AFRIQUE OCCIDENTAL